Exhibit 99.1
For Immediate Release:
FELCOR REPORTS REVPAR INCREASE OF 11 PERCENT;
EARNINGS IMPACTED BY HURRICANE KATRINA
• Reinstates Common Dividend
          IRVING, Texas...October 31, 2005 — FelCor Lodging Trust Incorporated (NYSE: FCH), one of the nation’s largest hotel real estate investment trusts (REITs), today reported operating results for the third quarter and nine months ended September 30, 2005.
Third Quarter Results:
•	Same-Store Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) increased by $10.1 million to $68.3 million, or 17.3 percent to prior year. Adjusted EBITDA decreased $4.6 million to $69.7 million, or 6.2 percent to prior year.

•	Adjusted Funds From Operations (“FFO”) were $23.1 million, a $4.3 million decrease from the prior year period. Adjusted FFO per share was $0.37, a decrease of 15.9 percent from the prior year of $0.44 per share.

•	Included in prior year third quarter Adjusted EBITDA, Adjusted FFO and net loss applicable to common stockholders is an $11 million gain from sale of the Margate condominiums in Myrtle Beach, South Carolina.

•	The net effect of Katrina was a negative impact to EBITDA of $2.6 million, and $0.04 to Adjusted FFO per share. But for these hurricane-related losses, we would have exceeded the high end of our FFO per share and EBITDA guidance.

•	Net income applicable to common stockholders was $0.1 million, or less than $0.01 per share, compared to a net loss of $46.3 million, or $0.78 per share, in the third quarter of 2004.

•	Revenue per available room (“RevPAR”) increased 10.8 percent, compared to the same period in 2004, exceeding our third quarter forecast of RevPAR growth of seven to eight percent. Average daily rate (“ADR”) made up 55 percent of our RevPAR growth for the quarter.

•	Hotel operating profit increased to $64.0 million, compared to $57.3 million in the prior year period, an increase of 11.6 percent. Hotel operating margin was 20.4 percent, representing a 48 basis point increase to the prior year hotel operating margin of 20.0 percent.
Year to Date Results:
•	Same-Store EBITDA increased $24.9 million, to $207.2 million, or 13.7 percent to prior year. Adjusted EBITDA grew by $5.9 million, to $212.3 million, a 2.9 percent increase to prior year.

•	Adjusted FFO was $72.7 million, a $15.0 million improvement from the prior year period. Adjusted FFO per share was $1.16, an increase of $0.23 per share, or 24.7 percent over the prior year.

•	Net loss applicable to common stockholders was $22.7 million, or $0.38 per share, compared to a net loss of $114.4 million, or $1.94 per share, in 2004.

•	RevPAR for the nine months increased nine percent, compared to the same period in 2004. ADR made up 66 percent of our RevPAR growth for the period.

•	Hotel operating profit increased to $196.1 million, compared to $174.2 million in the prior year period, an increase of 12.5 percent. Hotel operating margin was 21.2 percent, an increase of 92 basis points over the 20.3 percent margin of the prior year.
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FelCor Lodging Trust Third Quarter 2005 Operating Results
October 31, 2005

Third Quarter Events:
          Included in the third quarter Adjusted EBITDA, Adjusted FFO and net loss applicable to common stockholders is the impact of hurricane Katrina. The net impact includes a $2.3 million charge for hurricane losses, representing our best estimate of uninsured losses (including our insurance deductible). In addition, our two owned hotels and one joint venture hotel in New Orleans lost approximately $1.0 million of EBITDA during September (which we ultimately expect to recover under our business interruption insurance), compared to forecast. This was partially offset by the positive impact of approximately $0.7 million, compared to forecast, from hotels in Texas, Louisiana, Alabama and Georgia. The preceding adjustments aggregate to an unfavorable impact for the quarter of $2.6 million, or $0.04 per share.
          Our New Orleans hotels sustained limited physical damage from hurricane Katrina and partially re-opened for business in early October. While we still have rooms out of service for renovation and the housing of some employees, we have been able to fill all available rooms at these hotels with a mix of FEMA contractors and construction and renovation crews. We believe our property and business interruption insurance proceeds should cover our losses in excess of the amount that was expensed in the third quarter.
          The bankruptcy filings of Delta® Air Lines and Northwest® Airlines resulted in a bad debt charge-off aggregating $1.6 million during the quarter. This loss was partially offset by a favorable settlement of a lawsuit in which we recovered $1.4 million.
          The combined effect of the hurricane and airline bankruptcies negatively affected hotel operating margins by approximately 66 basis points for the quarter and approximately 23 basis points for the nine month period.
          Better than expected increases in the number of room nights sold and in average daily rate, in both the transient and group segments, resulted in double digit RevPAR increases in many of our key markets, including Dallas, San Francisco, Houston, Los Angeles, Phoenix, Chicago, Philadelphia, San Diego, San Antonio and Washington, DC.
          “We are pleased with the continued improvement and positive momentum in earnings from operations,” said Thomas J. Corcoran, Jr., FelCor’s President and CEO. “We are seeing the benefits from our portfolio repositioning strategy and the capital improvements to our hotels. We are well positioned to take advantage of the expected strong growth over the next few years.”
          EBITDA, Adjusted EBITDA, Same-Store EBITDA, FFO, Adjusted FFO, Hotel Operating Profit and Hotel Operating Margin are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 7 for a reconciliation of each of these measures to our net income and for information regarding the use, limitations and importance of these non-GAAP financial measures.
Common Dividend:
          We have reinstated the payment of a dividend on our common stock, beginning with a fourth quarter dividend of $0.15 per common share. The common dividend will be payable on December 1, 2005, to our common stockholders of record on November 15, 2005. Future dividends will be determined by our board of directors, based primarily upon our expected annual cash flow from operations in excess of approximately five percent of total revenues, for maintenance capital.
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FelCor Lodging Trust Third Quarter 2005 Operating Results
October 31, 2005

          “Due to the continued improvement in operating performance and the future prospects, we are pleased to reestablish our common dividend. We look forward to providing a meaningful yield to our shareholders,” said Richard A. Smith, FelCor’s Executive Vice President and Chief Financial Officer.
Capital Structure:
          At September 30, 2005, we had $1.7 billion of debt outstanding with a weighted average life of five years, compared to $1.8 billion at December 31, 2004. Our cash and cash equivalents totaled approximately $171 million at the end of the quarter, compared to $119 million at year end.
          In August 2005, we completed the issuance of 1.4 million depositary shares representing our 8% Series C Preferred Stock, with gross proceeds of $34.4 million. The proceeds were used to redeem 1.4 million depositary shares representing all of the remaining shares of our 9% Series B Preferred Stock then outstanding. In the third quarter we recorded a reduction in net income applicable to common stockholders of $1 million for the original issuance cost of the Series B preferred stock redeemed.
Other Highlights:
          We expect our October total portfolio RevPAR to increase approximately 11 percent, compared to the same period in 2004.
          During 2005, through October 31, we have sold seven hotels for gross proceeds of $58 million. We also have one hotel under a firm sale contract for $7 million that is currently expected to close in November. During the third quarter, we completed the process of surrendering the final three of eight limited service hotels, owned by a consolidated joint venture with Interstate Hotels and Resorts, to their non-recourse mortgage holders. These hotels are generally located in depressed markets and were expected to generate negative cash flow for the foreseeable future. These hotels had an aggregate fair value less than the outstanding debt balance.
          We currently have 11 hotels remaining that we are actively marketing for sale. Gross proceeds from the disposition of these hotels are expected to be approximately $96 million.
          Our capital expenditures for the most recent quarter and nine month periods totaled $32 million and $86 million, respectively.
          We declared and paid the third quarter dividends on our Series A and Series C preferred stock.
Guidance:
          The fundamental operating assumptions upon which our prior fourth quarter and full year 2005 guidance were based have not changed, but the impact that hurricane Wilma may have on the remainder of the year is not yet known. Accordingly, we are not adjusting our prior guidance until the impact of hurricane Wilma becomes clearer. When that information becomes available, if necessary, we will publish an update to our prior guidance.
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FelCor Lodging Trust Third Quarter 2005 Operating Results
October 31, 2005

          We have published our Third Quarter 2005 Supplemental Information, which provides additional corporate data, financial highlights and portfolio statistical data for the quarter and nine months ended September 30, 2005. Investors are encouraged to access the Supplemental Information on our Web site at www.felcor.com, on the Investor Relations page in the “Financial Reports” section. The Supplemental Information also will be furnished upon request. Requests may be made by e-mail to information@felcor.com or by writing to the Vice President of Investor Relations, FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas, 75062.
          FelCor is one of the nation’s largest hotel REITs and the nation’s largest owner of full service, all-suite hotels. FelCor’s portfolio is comprised of 129 consolidated hotels, located in 30 states and Canada. FelCor owns 68 upscale, all-suite hotels, and is the largest owner of Embassy Suites Hotels® and Doubletree Guest Suites® hotels. FelCor’s portfolio also includes 59 hotels in the upscale and full service segments. FelCor has a current market capitalization of approximately $3.2 billion. Additional information can be found on the Company’s Web site at www.felcor.com.
          We invite you to listen to our Third Quarter 2005 Conference Call on Tuesday, November 1, 2005, at 9:00 a.m. (Central Standard Time). The conference call will be webcast simultaneously via FelCor’s Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “FelCor News” pages. A phone replay will be available from Tuesday, November 1, 2005, at 12:00 p.m. (Central Standard Time), through Friday, December 2, 2005, at 7:00 p.m. (Central StandardTime), by dialing 888-440-6193 (access code is 6420). A recording of the call also will be archived and available at www.felcor.com.
          With the exception of historical information, the matters discussed in this news release include “forward looking statements” within the meaning of the federal securities laws. Forward looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those currently anticipated. General economic conditions, including the anticipated continuation of the current economic recovery, the impact of U.S. military involvement in the Middle East and elsewhere, future acts of terrorism, the impact on the travel industry of increased fuel prices and security precautions, the impact that the bankruptcy of additional major air carriers may have on our revenues and receivables, the availability of capital, the ability to effect sales of non-strategic hotels at anticipated prices, and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Contact:
Thomas J. Corcoran, Jr., President and CEO	(972) 444-4901	tcorcoran@felcor.com
Richard A. Smith, Executive Vice President and CFO	(972) 444-4932	rsmith@felcor.com
Stephen A. Schafer, Vice President of Investor Relations	(972) 444-4912	sschafer@felcor.com
Monica L. Hildebrand, Vice President of Communications	(972) 444-4917	mhildebrand@felcor.com
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FelCor Lodging Trust Third Quarter 2005 Operating Results
October 31, 2005

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues:
Hotel operating revenue:
Room	$256,721	$232,089	$748,519	$688,338
Food and beverage	40,123	39,960	127,993	124,176
Other operating departments	16,174	15,105	46,447	44,979
Retail space rental and other revenue	1,632	2,166	1,908	2,590

Total revenues	314,650	289,320	924,867	860,083

Expenses:
Hotel departmental expenses:
Room	67,307	63,166	193,581	183,633
Food and beverage	32,890	32,461	100,829	99,240
Other operating departments	8,208	7,451	23,282	22,232
Other property related costs	92,758	83,026	267,744	246,430
Management and franchise fees	16,100	15,355	47,087	44,712
Taxes, insurance and lease expense	31,792	28,389	94,359	87,006
Corporate expenses	4,839	3,787	14,108	11,529
Depreciation	30,390	28,533	89,534	83,943

Total operating expenses	284,284	262,168	830,524	778,725

Operating income	30,366	27,152	94,343	81,358
Interest expense, net	33,173	34,303	98,960	113,090
Charge-off of deferred financing costs	—	1,920	—	6,094
Impairment loss	569	—	569	—
Hurricane loss	2,309	2,125	2,309	2,125
Loss on early extinguishment of debt	—	10,987	—	39,233
Gain on swap termination	—	—	—	(1,005)

Loss before equity in income from unconsolidated entities, minority interests and gain on sale of assets	(5,685)	(22,183)	(7,495)	(78,179)
Equity in income from unconsolidated entities	3,260	12,019	8,229	15,692
Minority interests	963	260	1,938	3,285
Gain on sale of assets	344	1,094	733	1,094

Income (loss) from continuing operations	(1,118)	(8,810)	3,405	(58,108)
Discontinued operations	12,376	(28,175)	10,190	(31,249)

Net income (loss)	11,258	(36,985)	13,595	(89,357)
Preferred dividends	(9,829)	(9,343)	(29,729)	(25,039)
Issuance costs of redeemed preferred stock	(1,324)	—	(6,522)	—

Net income (loss) applicable to common stockholders	$105	$(46,328)	$(22,656)	$(114,396)

Basic and diluted per common share data:
Net loss from continuing operations	$(0.21)	$(0.31)	$(0.55)	$(1.41)

Net loss	$—	$(0.78)	$(0.38)	$(1.94)

Weighted average common shares outstanding	59,442	59,075	59,398	58,993

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FelCor Lodging Trust Third Quarter 2005 Operating Results
October 31, 2005

Discontinued Operations
(in thousands)
          Included in discontinued operations are the results of operations of the 18 hotels disposed of in 2004, one hotel designated as held for sale at September 30, 2005, and 15 hotels disposed of in the first nine months of 2005. Condensed financial information for the hotels included in discontinued operations is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Operating revenue	$4,881	$30,212	$29,655	$110,501
Operating expenses	3,924	29,421	28,516	110,474

Operating income	957	791	1,139	27
Direct interest costs, net	—	(1,037)	(963)	(3,108)
Impairment loss	—	(33,027)	(1,291)	(33,027)
Gain on early extinguishment of debt	2,538	—	2,538	—
Gain on sale of depreciable assets	9,449	3,058	9,235	2,116
Minority interests	(568)	2,040	(468)	2,743

Income (loss) from discontinued operations	12,376	(28,175)	10,190	(31,249)
Depreciation	123	2,646	2,261	7,277
Minority interest in FelCor LP	568	(1,318)	468	(1,462)
Interest expense	—	1,041	967	1,716

EBITDA from discontinued operations	13,067	(25,806)	13,886	(23,718)
Gain on sale of assets	(9,449)	(3,058)	(9,235)	(2,116)
Impairment loss	—	33,027	1,291	33,027
Gain on early extinguishment of debt	(2,538)	—	(2,538)	—
Asset disposition costs	—	—	1,300	4,900

Adjusted EBITDA from discontinued operations	$1,080	$4,163	$4,704	$12,093

Selected Balance Sheet Data
(in thousands)

	September 30,	December 31,
	2005	2004
Investment in hotels	$3,870,303	$3,904,397
Accumulated depreciation	(1,008,200)	(948,631)

Investments in hotels, net of accumulated depreciation	$2,862,103	$2,955,766

Total cash and cash equivalents	$170,923	$119,310

Total assets	$3,277,980	$3,317,658

Total debt	$1,708,642	$1,767,122

Total stockholders’ equity	$1,314,768	$1,330,323

          At September 30, 2005, we had an aggregate of 60,209,499 shares of FelCor common stock and 2,762,540 units or FelCor LP limited partnership interest outstanding.
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FelCor Lodging Trust Third Quarter 2005 Operating Results
October 31, 2005

Non-GAAP Financial Measures
          We refer in this supplement to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, hotel operating profit and hotel operating margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and of the limitations upon such measures.
Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share and unit data)

	Three Months Ended September 30,
	2005			2004
			Per Share			Per Share
	Dollars	Shares	Amount	Dollars	Shares	Amount
Net income (loss)	$11,258			$(36,985)
Preferred dividends	(9,829)			(9,343)
Issuance costs of redeemed preferred stock	(1,324)			—

Net income (loss) applicable to common stockholders	105	59,442	$—	(46,328)	59,075	$(0.78)
Depreciation from continuing operations	30,390	—	0.51	28,533	—	0.48
Depreciation from unconsolidated entities and discontinued operations	2,654	—	0.04	4,465	—	0.08
Loss (gain) on sale of depreciable assets	(9,449)	—	(0.16)	(3,058)	—	(0.05)
Minority interest in FelCor LP	5	2,773	(0.01)	(2,222)	2,903	(0.03)
Conversion of unvested restricted stock	—	620	—	—	—	—

FFO	23,705	62,835	0.38	(18,610)	61,978	(0.30)
Charge-off of deferred financing costs	—	—	—	1,920	—	0.03
Loss (gain) on early extinguishment of debt	(2,538)	—	(0.04)	10,987	—	0.18
Impairment loss	569	—	0.01	—	—	—
Impairment loss on discontinued operations	—	—	—	33,027	—	0.53
Issuance costs of redeemed preferred stock	1,324	—	0.02	—	—	—
Conversion of unvested restricted stock	—	—	—	—	405	—

Adjusted FFO	$23,060	62,835	$0.37	$27,324	62,383	$0.44

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FelCor Lodging Trust Third Quarter 2005 Operating Results
October 31, 2005

Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share and unit data)

	Nine Months Ended September 30,
	2005			2004
			Per Share			Per Share
	Dollars	Shares	Amount	Dollars	Shares	Amount
Net income (loss)	$13,595			$(89,357)
Preferred dividends	(29,729)			(25,039)
Issuance costs of redeemed preferred stock	(6,522)			—

Net loss applicable to common stockholders	(22,656)	59,398	$(0.38)	(114,396)	58,993	$(1.94)
Depreciation from continuing operations	89,534	—	1.51	83,943	—	1.42
Depreciation from unconsolidated entities and discontinued operations	9,362	—	0.16	13,740	—	0.23
Gain on sale of depreciable assets	(9,624)	—	(0.16)	(2,116)	—	(0.04)
Minority interest in FelCor LP	(1,055)	2,783	(0.08)	(5,707)	2,989	(0.07)
Conversion of unvested restricted stock	—	543	—	—	—	—

FFO	65,561	62,724	1.05	(24,536)	61,982	(0.40)
Charge-off of deferred financing costs	—	—	—	6,094	—	0.10
Loss (gain) on early extinguishment of debt	(2,538)	—	(0.04)	39,233	—	0.63
Asset disposition costs	1,300	—	0.02	4,900	—	0.08
Impairment loss	569	—	0.01	—	—	—
Impairment loss on discontinued operations	1,291	—	0.02	33,027	—	0.54
Issuance costs of redeemed preferred stock	6,522	—	0.10	—	—	—
Gain on swap termination	—	—	—	(1,005)	—	(0.02)
Conversion of unvested restricted stock	—	—	—	—	306	—

Adjusted FFO	$72,705	62,724	$1.16	$57,713	62,288	$0.93

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FelCor Lodging Trust Third Quarter 2005 Operating Results
October 31, 2005

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA and Same-Store EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net income (loss)	$11,258	$(36,985)	$13,595	$(89,357)
Depreciation from continuing operations	30,390	28,533	89,534	83,943
Depreciation from unconsolidated entities and discontinued operations	2,654	4,465	9,362	13,740
Minority interest in FelCor Lodging LP	5	(2,222)	(1,055)	(5,707)
Interest expense	34,216	34,230	101,187	113,341
Interest expense from unconsolidated entities and discontinued operations	1,823	2,833	6,474	8,627
Amortization expense	820	593	2,171	1,615

EBITDA	$81,166	$31,447	$221,268	$126,202
Charge-off of deferred financing costs	—	1,920	—	6,094
Loss (gain) on early extinguishment of debt	(2,538)	10,987	(2,538)	39,233
Asset disposition costs	—	—	1,300	4,900
Gain on sale of depreciable assets	(9,449)	(3,058)	(9,624)	(2,116)
Gain on swap termination	—	—	—	(1,005)
Impairment loss	569	—	569	—
Impairment loss on discontinued operations	—	33,027	1,291	33,027

Adjusted EBITDA	$69,748	$74,323	$212,266	$206,335
Adjusted EBITDA from discontinued operations	(1,080)	(4,163)	(4,704)	(12,093)
Gain on development and sale of Margate condominiums	—	(10,856)	—	(10,856)
Gain on the sale of land	(344)	(1,094)	(344)	(1,094)

Same-Store EBITDA	$68,324	$58,210	$207,218	$182,292

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FelCor Lodging Trust Third Quarter 2005 Operating Results
October 31, 2005

Hotel Operating Profit and Hotel Operating Margin
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Total revenue	$314,650	$289,320	$924,867	$860,083
Retail space rental and other revenue	(1,632)	(2,166)	(1,908)	(2,590)

Hotel operating revenue	313,018	287,154	922,959	857,493
Hotel operating expenses	(249,055)	(229,848)	(726,882)	(683,253)

Hotel operating profit	$63,963	$57,306	$196,077	$174,240

Hotel operating margin	20.4%	20.0%	21.2%	20.3%
Hotel Operating Expense Composition
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Hotel departmental expenses:
Room	$67,307	$63,166	$193,581	$183,633
Food and beverage	32,890	32,461	100,829	99,240
Other operating departments	8,208	7,451	23,282	22,232

Other property related costs:
Administrative and general	31,249	26,810	88,221	80,459
Marketing and advertising	26,471	24,234	79,584	74,191
Repairs and maintenance	17,114	15,676	51,010	47,461
Energy	17,924	16,306	48,929	44,319
Taxes, insurance and lease expense	31,792	28,389	94,359	87,006

Total other property related costs	124,550	111,415	362,103	333,436
Management and franchise fees	16,100	15,355	47,087	44,712

Hotel operating expenses	$249,055	$229,848	$726,882	$683,253

Reconciliation of total operating expense to hotel operating expense:
Total operating expenses	$284,284	$262,168	$830,524	$778,725
Corporate expenses	(4,839)	(3,787)	(14,108)	(11,529)
Depreciation	(30,390)	(28,533)	(89,534)	(83,943)

Hotel operating expenses	$249,055	$229,848	$726,882	$683,253

Supplemental information:
Compensation and benefits expense (included in hotel operating expenses)	$98,561	$93,842	$292,255	$279,819

          Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, hotel operating profit and hotel operating margin, are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income as a measure of our operating performance.
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FelCor Lodging Trust Third Quarter 2005 Operating Results
October 31, 2005

FFO and EBITDA
          The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.
          EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
          We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, Adjusted EBITDA and Same-Store EBITDA, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.
•	Gains and losses related to early extinguishment of debt and interest rate swaps — We exclude gains and losses related to early extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

•	Impairment losses — We exclude the effect of impairment losses and gains or losses on disposition of assets in computing Adjusted FFO and Adjusted EBITDA because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, we believe that impairment charges and gains or losses on disposition of assets represent accelerated depreciation, or excess depreciation, and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

•	Cumulative effect of a change in accounting principle — Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.
          In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.
          To derive Same-Store EBITDA, we make the same adjustments to EBITDA as for Adjusted EBITDA and, additionally, exclude EBITDA from discontinued operations and gains and losses on the disposition of non-hotel related assets.
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FelCor Lodging Trust Third Quarter 2005 Operating Results
October 31, 2005

Hotel Operating Profit and Operating Margin
          Hotel operating profit and operating margin are commonly used measures of performance in the industry and give investors a more complete understanding of the operating results over which our individual hotels and operating managers have direct control. We believe that hotel operating profit and operating margin is useful to investors by providing greater transparency with respect to two significant measures used by us in our financial and operational decision-making. Additionally, these measures facilitate comparisons with other hotel REITs and hotel owners. We present hotel operating profit and hotel operating margin by eliminating corporate-level expenses, depreciation and expenses related to our capital structure. We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information with respect to the ongoing operating performance of our hotels and the effectiveness of management in running our business on a property-level basis. We eliminate depreciation and amortization, even though they are property-level expenses, because we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets and implicitly assume that the value of real estate assets diminish predictably over time, accurately reflect an adjustment in the value of our assets.
Use and Limitations of Non-GAAP Measures
          Our management and Board of Directors use FFO, Adjusted FFO, EBITDA and Adjusted EBITDA to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. Same-Store EBITDA is used to provide investors with supplemental information as to the ongoing operating performance of our hotels without regard to those hotels sold or held for sale at the date of presentation.
          The use of these non-GAAP financial measures has certain limitations. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, hotel operating profit and hotel operating margin, as presented by us, may not be comparable to FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, hotel operating profit and hotel operating margin as calculated by other real estate companies. These measures do not reflect certain expenses that we incurred and will incur, such as depreciation, interest and capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
          These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. Neither should FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA, Adjusted EBITDA or Same-Store EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions. FFO per share does not measure, and should not be used as a measure of, amounts that accrue directly to the benefit of stockholders. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, hotel operating profit and hotel operating margin reflect additional ways of viewing our operations that we believe when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on any single financial measure.
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